EXHIBIT 99.2

Berkshire Hills Bancorp, Inc. Appoints Kevin Conn
SVP, Investor Relations & Corporate Development

BOSTON, March 17, 2021- Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, today announced that Kevin Conn has joined the Company as SVP, Investor Relations & Corporate Development. Conn brings over 30 years of experience as an institutional investor in financial stocks most recently as Director of Research at Hudson Executive Capital in New York.

As SVP, Investor Relations & Corporate Development, Mr. Conn is responsible for leading the strategic development and execution of the investor relations program including serving as the primary investor contact, overseeing investor communications and supporting other strategic initiatives of the Company.

"Kevin’s extensive background in equity research, strategy practice and relationship management at various institutional investors will enhance our investor relations function and build deeper relationships with our shareholders," stated Nitin Mhatre, CEO of Berkshire Hills Bancorp and Berkshire Bank. "His talents are well suited to assist in driving Berkshire’s transformational strategic plan to enhance stakeholder value."

Before joining Berkshire, Conn also held roles at MFS Investment Management in Boston, MA where he ran several financial industry portfolios, Sanford Bernstein in New York, Gemini Consulting in Cambridge, MA and JP Morgan in New York. He has years of experience in equity research, advising on strategy and investor communications.

"I am thrilled to join a community bank with a deep commitment to its values, communities, employees and shareholders,” said Conn. "Berkshire Bank is making great strides in the market and we will be able to demonstrate that a purpose-driven community-dedicated bank creates significant value for all its stakeholders."

Conn has a BA in Economics from Haverford College and an MBA from Stanford University. He resides in Newton, MA with his family. A long-time supporter of Cradles to Crayons in Boston, MA he is a former member of their Family Advisory Council.

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, a community bank committed to purpose driven performance based on its Be FIRST corporate responsibility culture.  Headquartered in Boston, Berkshire operates 124 banking offices in seven Northeastern states, with approximately $12.8 billion in assets.

FORWARD-LOOKING STATEMENTS
This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov.

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the novel coronavirus (COVID-19) pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a continued decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.  Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

Investor Relations Contact:	Media Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development Email: KAConn2@berkshirebank.com Tel: (617) 610-2391	John Lovallo Email: jlovallo@levick.com Tel: (917) 612-8419 Cate Cronin Email: ccronin@levick.com Tel: (202) 738-7302

Photo: Kevin Conn, SVP Investor Relations & Corporate Development